Exhibit 99.1

Contacts:
Investors	Media
Traci McCarty	Marni Kottle
BioMarin Pharmaceutical Inc.	BioMarin Pharmaceutical Inc.
(415) 455-7558	(415) 218-7111

BioMarin Announces Governance Enhancements and

Value Creation Initiatives

Board Approves Appointment of Three New Independent Directors

Company Establishes Strategic and Operating Review Committee of the Board

BioMarin Enters into Cooperation and Information Sharing Agreements with Elliott

SAN RAFAEL, Calif. – December 20, 2023 – PR Newswire – BioMarin Pharmaceutical Inc. (NASDAQ: BMRN), a global biotechnology company dedicated to transforming lives through genetic discovery, today announced several initiatives to enhance corporate governance and long-term shareholder value creation.

The Board has approved the appointment of three new independent directors: Barbara Bodem, Athena Countouriotis, M.D., and Mark Enyedy effective December 27, 2023. With these appointments, the company’s Board will temporarily expand to 15 directors before returning to 11 directors effective no later than the 2024 annual meeting of stockholders.

BioMarin’s Board has also established a new Strategic and Operating Review Committee to conduct a review of the company to maximize its long-term value, including a review of the company’s business, strategy and operations, financial and capital allocation priorities, and long-term planning and priorities. The Strategic and Operating Review Committee will be chaired by BioMarin Board chair Richard A. Meier and will include president and chief executive officer Alexander Hardy, BioMarin director Maykin Ho, Barbara Bodem and Mark Enyedy. The committee will present its recommendations to the full Board. The company has also committed to holding an investor day in 2024.

As part of this process and to facilitate collaboration with Elliott Investment Management L.P. (together with its affiliates, “Elliott”), one of BioMarin’s largest investors, BioMarin has entered into a Cooperation Agreement with Elliott and agreed to customary standstill, voting, and other provisions. Additionally, Elliott has entered into an information-sharing agreement to allow for a dialogue between Elliott and the company.

“We are excited to welcome Barbara, Athena, and Mark to our Board,” said Mr. Meier. “Their deep industry experience, leadership expertise, and diverse skills will add valuable insight to our Board. The addition of these directors and the new committee will build on the extensive work our Board has already done to determine how best to strengthen operational performance, enhance profitability, and create long-term value for our shareholders. The Board looks forward to receiving the committee’s recommendations.”

“I’m looking forward to working with the Board, Elliott, and our newly appointed directors,” said Mr. Hardy. “Today’s announcements will strengthen our ability to drive better outcomes for patients with genetic diseases and deliver value to all stakeholders. Our focus will be to grow our business through the commercialization of our leading portfolio and pipeline of innovative medicines, while driving increased profitability through margin expansion.”

Elliott Senior Portfolio Manager Marc Steinberg said, “Our discussions with BioMarin have been positive and productive, and we are pleased to have worked collaboratively to reach this agreement. BioMarin plays a pivotal role in the treatment of genetic diseases thanks to its globally leading rare-disease portfolio. We believe the changes announced today put BioMarin in the best position to realize its full potential, and we support Alexander Hardy as the right leader for this chapter of BioMarin’s value creation story. We thank the Board and management for their constructive dialogue, and we look forward to continuing our work with them.”

J.P. Morgan Securities LLC and Goldman Sachs are serving as BioMarin’s financial advisors and Jones Day is serving as BioMarin’s legal counsel.

Biographies

Barbara Bodem has extensive Board experience, currently serving on a number of boards including Syneos Health, Enovis Corporation, and BiomEdit. Ms. Bodem is also a board member for the Nature Conservancy of Indiana, a nonprofit working to protect ecologically important lands and waters.

Ms. Bodem recently served as Interim Chief Financial Officer for Dentsply Sirona Inc., the world’s largest manufacturer of professional dental products and technologies. This follows her time as Senior Vice President & Chief Financial Officer, and interim CIO, for Hillrom where she was responsible for both financial and information technology and where she oversaw portfolio transformation and performance acceleration, which led to Hillrom’s successful acquisition by Baxter for $12 billion, inclusive of debt.

Prior to this, Ms. Bodem was Senior Vice President of Finance for Mallinckrodt Pharmaceuticals. At Mallinckrodt, Ms. Bodem was responsible for corporate business development and licensing and reported to the Chief Financial Officer. Before this, she was Vice President of Finance, global commercial operations for Hospira and earlier held several positions of increasing responsibility at Eli Lilly and Company, culminating in Chief Financial Officer, Lilly Oncology. She began her career as a Financial Analyst for Irwin Management Company.

Previously, Ms. Bodem served on the boards of Turning Point Therapeutics and Invacare Corporation. Ms. Bodem earned a M.B.A and a B.S. in Finance both at Indiana University.

Athena Countouriotis, M.D., is co founder, President, Chief Executive Officer and Chairperson of Avenzo Therapeutics. She most recently led Turning Point Therapeutics as President and Chief Executive Officer through its initial public offering (IPO) to its eventual acquisition by Bristol Myers Squibb for $4.1 billion in August 2022. With nearly 20 years of industry experience, she has served as an officer in both public and private companies, led multiple initial public offerings and acquisitions, and guided several development programs to approval in the U.S. and Europe.

Dr. Countouriotis previously served as Senior Vice President and Chief Medical Officer for Adverum Biotechnologies, and as Senior Vice President and Chief Medical Officer of Halozyme Therapeutics. She also served as Chief Medical Officer of Ambit Biosciences, where she helped lead the company’s

IPO and was responsible for the clinical development of Vanflyta® until the company’s acquisition by Daiichi Sankyo in November 2014. Earlier in her career, Dr. Countouriotis led various clinical development organizations within Pfizer and Bristol Myers Squibb for oncology therapeutics including Sutent®, Mylotarg™, Bosulif® and Sprycel®.

Dr. Countouriotis also serves on the boards of Iovance Biotherapeutics and Passage Bio. Dr. Countouriotis earned a B.S. from the University of California, Los Angeles, and an M.D. from Tufts University School of Medicine. She received her initial medical training in pediatrics at the University of California, Los Angeles, and additional training at the Fred Hutchinson Cancer Research Center in the Pediatric Hematology/Oncology Program.

Mark Enyedy has served as the President and Chief Executive Officer of ImmunoGen since 2016. Mr. Enyedy has nearly three decades of combined general management, business development and legal experience in the biotechnology industry. Mr. Enyedy joined ImmunoGen from Shire plc, where he served as Executive Vice President and Head of Corporate Development, leading the company’s strategy, M&A, and corporate planning functions and providing commercial oversight for the company’s pre-Phase 3 portfolio.

Previously, Mr. Enyedy served as Chief Executive Officer and a director of Proteostasis Therapeutics, following 15 years at Genzyme Corporation in diverse roles, most recently as President of the transplant, oncology, and multiple sclerosis divisions. Before joining Genzyme, Mr. Enyedy was an Associate with the Boston law firm Palmer & Dodge.

Mr. Enyedy also serves on the boards of The American Cancer Society of Eastern New England and the Biotechnology Innovation Organization. He previously served on the boards of Ergomed plc, LogicBio Therapeutics, Akebia Therapeutics, Fate Therapeutics, and Keryx Biopharmaceuticals. Mr. Enyedy holds a J.D. from Harvard Law School and a B.S. from Northeastern University.

About BioMarin

Founded in 1997, BioMarin is a global biotechnology company dedicated to transforming lives through genetic discovery. The company develops and commercializes targeted therapies that address the root cause of genetic conditions. BioMarin’s unparalleled research and development capabilities have resulted in eight transformational commercial therapies for patients with rare genetic disorders. The company’s distinctive approach to drug discovery has produced a diverse pipeline of commercial, clinical, and pre-clinical candidates that address a significant unmet medical need, have well-understood biology, and provide an opportunity to be first-to-market or offer a substantial benefit over existing treatment options. For additional information, please visit www.biomarin.com.

Forward-Looking Statements

This press release contains forward-looking statements about the business prospects of BioMarin Pharmaceutical Inc. (BioMarin), including, without limitation, our plans, expectations and long-term goals associated with our business.

These forward-looking statements are predictions and involve risks and uncertainties such that actual results may differ materially from these statements. These risks and uncertainties include, among others: the results of the review to be conducted by the Strategic and Operating Review Committee; finalizing the appointment of the anticipated new Directors, BioMarin’s success in the commercialization of its commercial products, impacts of macroeconomic and other external factors on BioMarin’s operations; results and timing of current and planned preclinical studies and clinical trials and the release of data from those trials; BioMarin’s ability to successfully manufacture its commercial products and product candidates; and those factors detailed in BioMarin’s filings with the Securities and Exchange Commission (SEC), including, without limitation, the factors contained under the caption “Risk Factors” in BioMarin’s Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 2023 as such factors may be updated by any subsequent reports. Stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. BioMarin is under no obligation, and expressly disclaims any obligation to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.